EXHIBIT 10.22

RELEASE AND TERMINATION AGREEMENT

by and among

FSA Asset Management LLC

FSA Capital Management Services LLC

FSA Capital Markets Services LLC

and

Financial Security Assurance Inc.

February 20, 2009

RELEASE AND TERMINATION AGREEMENT

This release and termination agreement (the “Agreement”) is dated as of February 20, 2009, and entered into between FSA Asset Management LLC (the “FSAM”), FSA Capital Management Services LLC (“FSA Capital Management”), FSA Capital Markets Services LLC (“FSA Capital Markets”) and Financial Security Assurance Inc. (the “Guarantor”).  Each of FSAM, FSA Capital Management, FSA Capital Markets and the Guarantor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Guarantor has issued the Financial Guaranty Insurance Policies (collectively, the “Policies”) listed in Schedule A;

WHEREAS, in connection with the issuance of the Policies and certain amendments to those policies, certain of the Parties have entered into the agreements listed in Schedule A (collectively, the “Related Agreements”); and

WHEREAS, in connection with the reorganization of the business of Financial Security Assurance Holdings Ltd. and certain of its affiliates, the Parties have each deemed it to be in their best interests that the Policies and the Related Agreements be terminated;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

Release and Termination

Section 1.1             Surrender of Policy.  The Parties agree that each of the Policies are terminated, effective immediately.  Each Party that it is a  “Holder” or “Policyholder” under any of the Policies hereby surrenders such Policies to the Guarantor, irrevocably releases and waives any and all rights it may have under such Policies, and agrees to hold the Guarantor harmless against any claims it (or any third party claiming rights through such Party) may make under such Policies.  Each Party that it is a  “Holder” or “Policyholder” under any of the Policies agrees to return any original Policies provided to it to the Guarantor promptly following the execution of this Agreement.

Section 1.2.         Termination of Related Agreements.  The Parties hereby agree that each of the Related Agreements to which they are party are terminated, effective immediately, and each Party irrevocably releases and waives any and all rights it may have under the Related Agreements and agrees to hold each other Party harmless against any claims it (or any third party claiming rights through such Party) may make thereunder.

Section 1.3             Payment of Premiums.  FSAM agrees to pay to the Guarantor the premium owed to the Guarantor under the Reimbursement Agreement and the Premium Letter (as defined in Schedule A) in accordance with the terms of such agreements for the portion of the

Payment Period (as defined therein) during which the relevant Policies were outstanding.  The Guarantor agrees that (a) FSAM shall not owe any premium to the Guarantor with respect to any period from and after the date of this Agreement under (i) the Reimbursement Agreement, (ii) the Premium Letter, or (iii) the Amended and Restated Insurance and Indemnity Agreement dated as of October 21, 2008 between FSAM and the Guarantor; (b) FSA Capital Management shall not owe any premium to the Guarantor with respect to any period from and after the date of this Agreement under (i) the Reimbursement Agreement, (ii) the Premium Letter, or (iii) the Insurance and Indemnity Agreement dated as of October 29, 2001, as amended, between FSA Capital Management and the Guarantor; and (c) FSA Capital Markets shall not owe any premium to the Guarantor with respect to any period from and after the date of this Agreement under (i) the Reimbursement Agreement, (ii) the Premium Letter, or (iii) the Insurance and Indemnity Agreement dated as of October 29, 2001, as amended, between FSA Capital Markets and the Guarantor.

Article II

Other Provisions

Section 3.1.  Entire Agreement.  This Agreement contains, and is intended as, a complete statement of all of the terms of the agreement among the Parties with respect to the matters provided for herein.

Section 3.2  Further Assurances.  The Parties will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

Section 3.3  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.4 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized signatories as of the date first written above.

FSA ASSET MANAGEMENT LLC

By:	/s/ Guy Cools
Name:	Guy Cools
Title:	Managing Director

FSA CAPITAL MANAGEMENT SERVICES LLC

By:	/s/ Guy Cools
Name:	Guy Cools
Title	Managing Director

FSA CAPITAL MARKETS SERVICES LLC

By:	/s/ Guy Cools
Name:	Guy Cools
Title:	Managing Director

FINANCIAL SECURITY ASSURANCE INC.

By:	/s/ Robert P. Cochran
Name:	Robert P. Cochran
Title:	Chairman & CEO

SCHEDULE A

Policies

1.     Policy No. 90002-A, dated October 29, 2001.

2.     Policy No. 90002-B, dated October 29, 2001.

3.     Policy No. 90002-C, dated October 29, 2001.

4.     Policy No. 90002-D, dated October 29, 2001.

5.     Policy No. 91001-N et seq. as described in Schedule A to Endorsement No. 1 thereto, dated December 31, 2007, as amended on September 30, 2008 through the issuance by the Guarantor of Endorsement No. 2 thereto.

Related Agreements

1.    Reimbursement Agreement dated December 31, 2007 (the “Reimbursement Agreement”).

2.    Agreement on Additional Obligations For Policy No.91001-N et seq. dated September 30, 2008.

3.    Premium Letter dated December 31, 2007 between FSAM and the Guarantor (the “Premium Letter”).